Exhibit 99.1

Announces Pending Clayton Valley Asset Sale and Next Steps

Kelowna, British Columbia--(Newsfile Corp. - February 24, 2022) - Enertopia Corporation (OTCQB: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & patents in the green technology space, is pleased to provide the following update.

Enertopia and Cypress Development Corp. have entered into a definitive Purchase and Sale Agreement, dated February 23, 2022 (the "Agreement"), whereby Cypress Development Corp. will pay Enertopia $1,100,000 in USD dollars and 3,000,000 Cypress Development Corp. common shares, to purchase 100% of the Company's Clayton Valley lithium project. Enertopia received $50,000 of the $1.1 million on signing the definitive agreement. The closing remains subject to the customary approvals and closing conditions for such a transaction.

If completed, the sale of the Clayton Valley mineral claims will allow Enertopia to participate in the upside along with Cypress as they are now well underway at their pilot plant in Nevada. We expect that as they continue to de risk the claystone lithium project, the valuation of Cypress shares Enertopia will receive will appreciate in value, and the consolidation of the project into one general owner at the end of the day is in the best interest of all stakeholders.

Board of Directors' Recommendations

The Agreement has been unanimously approved by the Board of Directors of Enertopia who recommend that Enertopia Shareholders vote in favour of the Agreement. The Agreement has also been unanimously approved by the Board of Directors of Cypress Development Corp.

Transaction Conditions & Timing

Full details of the transaction will be included in the proxy statement of Enertopia that is expected to be mailed to Enertopia Shareholders in March 2022. The transaction will be subject to the approval of at least 50% of the votes cast by Enertopia Shareholders, at a special meeting of Enertopia Shareholders expected to be held on or around the end of April 2022.

None of the securities to be issued pursuant to the transaction have been or will be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws, and any securities issuable in the Transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to applicable exemptions under securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Participants in Solicitation

The Company and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders with respect to the matters to be voted upon at the special meeting. Information about the directors and executive officers of the Company and their ownership in the Company will be included in the proxy statement filed with the SEC and the documents and information incorporated by reference therein. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed with the SEC. Stockholders can obtain free copies of the documents by accessing the SEC's and the Company's website as described herein.

For Enertopia this is not the end of our participation in the Lithium sector but the springboard for taking on a larger project that can now be funded internally.

"We are very excited about the next steps for Enertopia," stated, President and CEO, Robert McAllister.

The Company will provide a further update when the special meeting date has been set and the proxy statement filed and mailed to stockholders.

About Enertopia:

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States on the OTC Markets under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the sale of the Clayton Valley project to Cypress Development Corp will close, or the value of any Cypress Development Corp. common shares that may be received. User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.